EXHIBIT 3.2

                           BY-LAWS

                             OF

                     A. T. CROSS COMPANY


                          Article I

                           OFFICES

     The Corporation shall have offices at such places both

within and without the State of Rhode Island as may from

time to time be determined by the board of directors or as

the business of the Corporation may require.

                         Article II

                  MEETINGS OF SHAREHOLDERS

     Section 1.  Place of Meetings.  All annual meetings of

the shareholders and all special meetings of the

shareholders called by the president or the board of

directors shall be held at such place within or without the

State of Rhode Island as shall be stated in the notice of

meeting.  All other special meetings of the shareholders

shall be held at an office of the Corporation in the State

of Rhode Island.

     Section 2.  Annual Meetings.  Commencing in the year

1972, an annual meeting of the shareholders shall be held on the fourth Thursday in April in each year if not a legal

holiday, and if a legal holiday, then on the next day

following which is not a legal holiday, at a time specified

in the notice of such meeting or in any waiver of such

notice.  At each annual meeting, the shareholders shall

elect a board of directors and shall transact such other

business as may properly come before the meeting.  In the

event of the failure to hold said annual meeting at any time or for any cause, any and all business which might have been transacted at such meeting may be transacted at the next

succeeding meeting, whether special or annual.

     Section 3.  Special Meetings.  A special meeting of the

shareholders, for any purpose or purposes, may be called by

the president, the board of directors, or the holders of

record of not less than one-tenth of the shares entitled to

vote at such meeting.  Any such call shall state the purpose or purposes of the proposed meeting.  A special meeting may

be held in lieu of the annual meeting either before or after the date fixed for such annual meeting in Section 2 of this

Article, provided that notice of such special meeting is

given or waived in the manner hereinafter specified and

provided that such notice or waiver expressly states that

such special meeting is in lieu of the annual meeting.

     Section 4.  Notice of Meetings.  Written notice of each

annual or special meeting stating the place, day and hour of the meeting (and the purpose or purposes of any special

meeting) shall be given by or at the direction of the

president, the secretary, or the person or persons calling

the meeting to each shareholder of record entitled to vote

at such meeting not less than ten nor more than fifty days

before the meeting.  Business transacted at any special

meeting of shareholders shall be limited to the purposes

stated in the notice of the meeting or any written waiver

thereof.

     Section 5.  Quorum.  The holders of a majority of the

Class B shares issued and outstanding, present in person or

represented by proxy, shall constitute a quorum at all

meetings of the shareholders for the transaction of

business; provided however that no action shall be taken at

such meeting with respect to any matter upon which Class A

shares shall be entitled to vote unless the holders of a

majority of said Class A shares issued and outstanding shall be present in person or represented by proxy at such

meeting.  If, however, such quorum shall not be present or

represented at any meeting of the shareholders, the

shareholders entitled to vote thereat, present in person or

represented by proxy, shall have power to adjourn the

meeting from time to time, without notice other than

announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be

transacted which might have been transacted at the meeting

as originally notified.  If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be

given to each shareholder entitled to vote at the meeting.

When a quorum of the Class A or Class B shares is present at any meeting, the vote of the holders of a majority of the

class of shares entitled to vote on any particular question

brought before such meeting and present in person or

represented by proxy, shall decide such question unless the

vote of a greater number is required by law.

     Section 6.  Proxies.  Every shareholder entitled to

vote at a meeting or to express consent without a meeting

may authorize another person or persons to act for him by

proxy, executed in writing by the shareholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after

eleven months from the date thereof, unless otherwise

provided in the proxy.

     Section 7.  Consent Votes.  Any action required or

permitted to be taken at a meeting of shareholders may be

taken without a meeting if all the shareholders entitled to

vote thereon consent thereto in writing.

                         Article III

                          DIRECTORS

     Section 1.  Powers.  The business and affairs of the

Corporation shall be managed by the board of directors.

     Section 2.  Number.  The number of directors shall be

not less than five nor more than nine.  Within the limits

above specified, the number of directors shall be fixed by

vote of the shareholders at the annual meeting or at any

special meeting held in lieu of the annual meeting.  Holders of Class A common stock voting as a class shall have the

right to elect one-third of the number of directors so

fixed; provided, however, that if said number is not evenly

divisible by three, then the holders of Class A common stock shall have the right to elect that number of directors which is the nearest whole number when the total number of

directors to be elected is divided by three.  Holders of

Class B common stock voting as a class shall elect the

remaining number of directors so fixed.

     Section 3.  Election and Term.  The directors shall be

elected at the annual meeting of the shareholders or at a

special meeting held in lieu of the annual meeting, except

as provided in Section 5 of this Article.  Each nominee for

election to the board of directors shall be designated

either as a "Class A" or a "Class B" director.  Each

director elected shall hold office until the next annual

meeting of the shareholders and thereafter until his

successor is elected and qualified (unless there shall be no successor as a result of a decrease in the number of the

board of directors).  Except as otherwise provided in the

agreement among shareholders dated November 27, 1970 with

respect to Class A directors, any or all of the directors

may be removed without cause by vote of the shareholders,

and any director may be removed for cause by vote of the

board of directors.  Directors need not be shareholders of

the Corporation or residents of the State of Rhode Island.

     Section 4.  Meetings.  The board of directors may hold

meetings, both regular and special, either within or without the State of Rhode Island.  The first meeting of each newly

elected board of directors shall be held at such time and

place as shall be specified in a notice delivered as

hereinafter provided for special meetings of the board of

directors, or as shall be specified in a written waiver

signed by all of the directors.  Regular meetings of the

board of directors may be held without notice at such time

and at such place as shall from time to time be determined

by the board of directors.  Special meetings of the board of directors may be called by the president on two days' notice to each director, either personally or by mail or by

telegram; special meetings shall be called by the president

or secretary in like manner and on like notice on the

written request of two directors.  Meetings of the directors may be held by means of a telephone conference circuit and

connection to such circuit shall constitute presence at such meeting.

     Section 5.  Vacancies.  Except as otherwise provided in

the agreement among shareholders dated November 27, 1970

with respect to Class A directors, any vacancy occurring in

the board of directors may be filled by the affirmative vote of a majority of the remaining Class A and Class B directors voting together, even though less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Section 6.  Quorum.  At all meetings of the board of

directors, a majority of the number of directors fixed

pursuant to Section 2 of this Article shall constitute a

quorum for the transaction of business, and the act of a

majority of the directors present at a meeting at which a

quorum is present shall be the act of the board of

directors.

     Section 7.  Directors' Consent Vote.  Any action

required or permitted to be taken at a meeting of the board

of directors or of any committee thereof may be taken

without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before or after such

action by all of the directors, or all of the members of

such committee, as the case may be.

     Section 8.  Committees of Directors.  The board of

directors may, by vote passed by a majority of the whole

board, designate one or more committees, including an

executive committee, each committee to consist of two or

more of the directors of the Corporation.  The board may

designate one or more directors as alternate members of any

committee, who may replace any absent or disqualified member at any meeting of the committee.  Except as provided by the

Rhode Island business corporation act, any such committee,

to the extent provided in the resolution, shall have and may exercise all the authority of the board of directors in the

management of the business and affairs of the Corporation,

and may authorize the seal of the Corporation to be affixed

to all papers which may require it; provided, however, that

in the absence or disqualification of any member of such

committee or committees, the member or members thereof

present at any meeting and not disqualified from voting,

whether or not he or they constitute a quorum, may

unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or

disqualified member.  Such committee or committees shall

have such name or names as may be determined from time to

time by resolution adopted by the board of directors.  Each

committee shall keep regular minutes of its proceedings and

report the same to the board of directors when required.

     Section 9.  Compensation of Directors.  The directors

may be paid their expenses, if any, of attendance at each

meeting of the board of directors and may be paid a fixed

sum for attendance at each meeting of the board of

directors.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving

compensation therefor.  Members of special or standing

committees may be allowed like compensation for attending

committee meetings.

                         Article IV

                           NOTICES

     Section 1.  How Delivered.  Whenever under the

provisions of the Rhode Island business corporation act or

of the articles of incorporation or of these by-laws written notice is required to be given to any person, such notice

may be given by mail, addressed to such person, at his

address as it appears in the records of the Corporation,

with postage thereon prepaid, and such notice shall be

deemed to be delivered, if mailed, at the time when the same shall be deposited in the United States mail in the State of

Rhode Island.  Notice may also be given by telegram or

personally to any director.

     Section 2.  Waivers of Notice.  Whenever any notice is

required to be given under the provisions of the Rhode

Island business corporation act or of the articles of

incorporation or these by-laws, a waiver thereof in writing,

signed by the person or persons entitled to such notice,

whether before or after the time stated therein, shall be

deemed equivalent to the giving of such notice.  Attendance

of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting

for the express purpose of objecting to the transaction of

any business because the meeting is not lawfully called or

convened.

     Section 3.  Specification of Business.  Neither the

business to be transacted at, nor the purpose of, any

meeting of the shareholders or members of a committee need

be specified in any written waiver of notice except as

otherwise herein expressly provided.

                          Article V

                          OFFICERS

     Section 1.  Number.  The mandatory officers of the

Corporation shall be a president, a secretary, and a

treasurer.  The board of directors may from time to time

elect or appoint such other officers, including a chairman

of the board and one or more vice presidents, assistant

officers

and agents and delegate and assign to them such authorities

and duties, as it may deem necessary.  Any two or more of

the offices may be held by the same person.  None of the

officers need be either a shareholder or director.

     Section 2.  Election and Term.  The officers of the

Corporation shall be elected by the board of directors at

its first meeting after the meeting of shareholders held for the election of directors.  Each officer shall be elected to serve until his successor shall have been elected and shall

have qualified or until his earlier death, resignation or

removal as hereinafter provided.  Any officer or agent may

be removed by the board of directors whenever in its

judgment the best interests of the Corporation will be

served thereby, but such removal will be without prejudice

to the contract rights, if any, of the person so removed.

Election or appointment of an officer or agent shall not of

itself create contract rights.

     Section 3.  Authority and Duties.  Unless otherwise

specified by the board of directors, the chairman of the

board, if any, shall be the chief executive officer of the

Corporation; the president shall be the chief operating

officer of the Corporation; and the treasurer shall be the

chief financial officer of the Corporation.  If no chairman

of the board is elected, qualified or acting, the president

shall also be the chief executive officer of the

Corporation.  The other officers of the Corporation shall

have the powers and shall perform the duties customarily

appurtenant to their respective offices, and shall have such further powers and shall perform such further duties as

shall be from time to time assigned to them.

     Section 4.  Vacancies.  A vacancy in any office because

of death, resignation, removal or otherwise may be filled by the board of directors for the unexpired portion of the

term.

     Section 5.  Signing of Instruments.  All checks,

drafts, orders, notes and other obligations of the

Corporation for the payment of money, and deeds, mortgages,

leases, contracts, bonds and other corporate instruments may be signed by such officer or officers of the Corporation or

by such other person or persons as may from time to time be

designated by general or special vote of the board of

directors.

                         Article VI

                   CERTIFICATES FOR SHARES

     Section 1.  Share Certificates.  Certificates

representing shares of the Corporation shall be in such form as shall be approved by the board of directors from time to

time and shall be signed by any two officers of the

Corporation and shall be sealed with the seal of the

Corporation or a facsimile thereof, provided that when any

such certificate is countersigned by a transfer agent or by

a registrar acting on behalf of the Corporation the

signatures of the corporate officers and the corporate seal

upon any such certificate may be facsimiles.

     Section 2.  Transfers of Shares.  Transfers of shares

shall be registered by the Corporation (or any transfer

agent acting for it) upon the surrender of the certificate

or certificates therefor, duly endorsed by the appropriate

person or persons or accompanied by proper evidence of

succession, assignment or authority to transfer, and

complying with such other requirements as are established by law.

     Section 3.  Registered Shareholders.  Except as

otherwise provided by law, the Corporation may treat the

person registered on the books of the corporation as the

owner of shares as the person exclusively entitled to vote,

to receive notifications and otherwise to exercise all

rights and powers of an owner; and the Corporation shall not be bound to recognize any equitable or legal claim to or

interest in such shares on the part of any other person.

     Section 4.  Issue of New Certificates.  In the event of

the loss, theft or destruction of any certificates

representing shares of the Corporation, the owner thereof

shall be entitled to have new certificates, for the same

number of shares, issued in lieu of said certificates so

lost, stolen or destroyed, upon satisfactory proof of

ownership and upon the giving of such bond or security to

the Corporation to indemnify it against any loss, cost,

damage or expenses which may accrue to it by reason of the

issue of said certificates in lieu of the certificates so

lost, stolen, destroyed, as the board of directors may deem

necessary.

                         Article VII

                         FISCAL YEAR

     The fiscal year of the Corporation shall be determined

by the board of directors and in the absence of such

determination shall be the calendar year.

                        Article VIII

                            SEAL

     The corporate seal shall be in the form of a circle

with the name of the Corporation, the words "Incorporated

Rhode Island" and the year of its incorporation inscribed

therein.  The seal may be used by causing it or a facsimile

thereof to be impressed or affixed or reproduced or

otherwise.

                         Article IX

                       INDEMNIFICATION

     The Corporation shall indemnify any person who was or

is a party or is threatened to be made a party to any

threatened, pending or completed action, suit or proceeding,

whether civil, criminal, administrative or investigative by

reason of the fact that he is or was a director, officer,

employee or agent of the Corporation, (or is or was serving

at the request of the Corporation as a director, officer,

employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses

(including attorneys' fees), judgments, fines and amounts

paid in settlement, to the extent permitted by law.

                          Article X

      CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE

     For the purpose of determining shareholders entitled to

notice of or to vote at any meeting of shareholders or any

adjournment thereof, or entitled to receive payment of any

dividend, or in order to make a determination of

shareholders for any other proper purpose, the board of

directors may provide that the stock transfer books shall be closed for a stated period not more than sixty days.  In

lieu of closing the stock transfer books, the board of

directors may fix in advance a date as the record date for

any such determination of shareholders, such date in any

case to be not more than sixty days prior to the date on

which the particular action, requiring such determination of shareholders, is to be taken.  If the stock transfer books

are not closed and no record date is fixed for the

determination of shareholders entitled to notice of or to

vote at a meeting of shareholders, or shareholders entitled

to receive payment of a dividend, the date on which notice

of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is

adopted, as the case may be, shall be the record date for

such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this article, such

determination shall apply to any adjournment thereof.

                         Article XI

                         AMENDMENTS

     These by-laws may be altered, amended or repealed or

new by-laws may be adopted at any annual or special meeting

of the shareholders by the affirmative vote of the holders

of a majority of the Class B shares issued and outstanding

and entitled to vote, provided, however, that notice of such alteration, amendment, repeal or adoption of new by-laws

shall be contained in the notice of such meeting, or in the

waiver thereof.  The board of directors shall have like

authority to alter, amend, repeal or adopt new by-laws by

affirmative vote of a majority of the number of directors

fixed as provided in these by-laws.





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